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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 3 to the Registration Statement (Form S-3 File No. 333-01739) of our report dated September 8, 1995 on the combined financial statements of D-M-E Company, which report is included in Cincinnati Milacron Inc.'s Amendment No. 1 to its Current Report on Form 8-K dated January 26, 1996.


                                                 /s/ Arthur Andersen LLP

                                                 ARTHUR ANDERSEN LLP

Detroit, Michigan
May 7, 1996.